Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Alfred R. Camner, Chief Executive Officer, and I, Humberto L. Lopez, Chief Financial Officer, of BankUnited Financial Corporation, a Florida corporation (the “Company”), each hereby certifies that:

(1)	The Company’s periodic report on Form 10-Q for the period ended December 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Alfred R. Camner	/s/ Humberto L. Lopez
Alfred R. Camner	Humberto L. Lopez

Dated: February 12, 2004	Date: February 12, 2004